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                                                                       EXHIBIT 5



                     [AMERICAN NATIONAL LOGO APPEARS HERE]

                      AMERICAN NATIONAL INSURANCE COMPANY
                        A STOCK LIFE INSURANCE COMPANY

     Insureds                                                   Specified Amount

Policy Number                                                   Date of Issue



                         Home Office: One Moody Plaza
                            Galveston, Texas 77550


  AMERICAN NATIONAL INSURANCE COMPANY will pay the death benefit to the Beneficiary subject to the provisions of the Policy. The death benefit is payable upon receipt at Our Home Office in Galveston, Texas, of due proof of the deaths of both Insureds while this Policy is in force. This Policy is issued in consideration of the Application and payment of the premiums as described within the Policy. This Policy is a legal contract between the Owner and American National Insurance Company. READ YOUR POLICY CAREFULLY.

  RIGHT TO CANCEL POLICY. You may cancel the Policy by returning it to Our agent or Us within ten days after You receive the Policy. We will refund the premiums paid. The refund will be adjusted by investment gains during the fifteen-day period after such premiums have been allocated to the money market subaccount. Investment gains and losses will adjust the refund after the fifteen-day period.

  THE ACCUMULATION VALUE IN THE AMERICAN NATIONAL VARIABLE LIFE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT AND MAY INCREASE OR DECREASE DAILY. THE ACCUMULATION VALUE IS NOT GUARANTEED.

  THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT, OR BOTH, MAY VARY UNDER THE PROVISIONS OF THE POLICY.

  Signed for Us at Galveston, Texas, on the Date of Issue.





     SECRETARY                                          PRESIDENT




      SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE POLICY. INVESTMENT EXPERIENCE REFLECTED IN SOME VALUES AND BENEFITS. NONPARTICIPATING.
             DEATH BENEFIT PAYABLE AT SECOND DEATH. NO DIVIDENDS. FLEXIBLE PREMIUM PAYABLE WHILE EITHER INSURED IS LIVING.

  Form SVUL

                                       1

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                               POLICY PROVISIONS

                                                              PAGE
     POLICY DATA PAGES
     DEFINITION OF POLICY TERMS............................     2
     NONPARTICIPATING POLICY ..............................     4
     POLICY OWNERSHIP .....................................     4
     PREMIUMS  ............................................     4
     DEATH BENEFIT  .......................................     5
     PROCEEDS TO BE PAID  .................................     6
     POLICY ACCOUNTS  .....................................     6
     ACCUMULATION VALUE  ..................................     8
     POLICY LOANS  ........................................    10
     TERMINATION OF COVERAGE ..............................    11
     GENERAL PROVISIONS  ..................................    12
     BENEFICIARY INFORMATION  .............................    13
     SETTLEMENT OPTIONS  ..................................    14

Additional benefits, riders, if any, and a copy of the Application follows the
                               Policy Data Page.

                          DEFINITION OF POLICY TERMS

ACCUMULATION VALUE - the total amount that the Policy provides for investment at any time. The value of the Policy as defined in the Accumulation Value provision on page 8.

APPLICANTS - the persons whose signatures are shown as the proposed insured and the additional proposed insured in the Application.

APPLICATION - the Application for this Policy and any Application for an increase in the Specified Amount.

BENEFICIARY - the person or persons named to receive the death benefit of this Policy in the event of both Insureds' deaths.

COST OF INSURANCE - that portion of the Monthly Deduction required to pay for the Policy's insurance coverage, other than that provided by any riders.

DATE OF ISSUE - the Date of Issue set forth in the Policy is the effective date of coverage and determines policy anniversary dates.

GUARANTEED COVERAGE PREMIUM - a specified premium which, if paid in advance as required, will cause Us to keep the Policy in force so long as other Policy provisions are met, even if the Surrender Value is zero or less. The guaranteed coverage benefit period is stated on the Policy Data Page.

HOME OFFICE - means headquarters of American National Insurance Company, located at One Moody Plaza, Galveston, Texas.


                                       2
Form SVUL
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INSUREDS - the persons named as such on the Policy Data Page.

LAPSE - the Policy will lapse if the Surrender Value is not sufficient to cover a Monthly Deduction and if Guaranteed Coverage Premiums have not been paid. Coverage will terminate in accordance with the grace period provision of this Policy.

MONTHLY DEDUCTION - the sum of the Cost of Insurance for the Policy, cost of any riders, monthly expense fee and monthly expense charge.

MONTHLY DEDUCTION DATE - the same date in each succeeding month as the Date of Issue except that whenever the Monthly Deduction falls on a date other than a Valuation Date, the Monthly Deduction Date will be deemed the next Valuation Date. This is the date the Monthly Deduction is taken from the Accumulation Value. The Date of Issue is the first Monthly Deduction Date.

NET AMOUNT AT RISK - is the proceeds payable at death at the beginning of the policy month minus the Accumulation Value on the Monthly Deduction Date minus
  (1), (2) and (3) as defined in the Monthly Deduction provision of this Policy.

NET PREMIUM - the premium paid less the percentage premium charge.

OWNER - the person, persons or legal entity to whom this Policy belongs and whose name(s) is (are) listed in the Policy Data Page, unless subsequently changed.

PAYEE - the person to whom any of the proceeds of this Policy and any riders are payable.

PLANNED PERIODIC PREMIUM - the amount of Periodic Premium that the Premium Payer intends to pay. The initial Planned Periodic Premium is the amount shown on the Policy Data Page. This amount may be changed in accordance with Policy provisions.

POLICY - this life insurance contract.

POLICY DATA PAGE - the pages of this Policy so entitled.

POLICY DEBT - the total of all unpaid cash loans plus unpaid interest on the loans.

PREMIUM PAYER - the person responsible for the payment of premiums for this Policy.

SPECIFIED AMOUNT - the amount of coverage stipulated on the Application and shown on the Policy Data Page as the Specified Amount. This amount may be increased or decreased in accordance with the provisions of this Policy, and any attached riders providing for such increase or decrease.

SURRENDER VALUE - the Accumulation Value less Policy Debt, if any, and surrender charges, if any.

YOU, YOUR - means the Owner of this Policy.

WE, US, OUR - means American National Insurance Company.



                                       3
Form SVUL
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                            NONPARTICIPATING POLICY

This policy is nonparticipating.  It does not share in Our profits or surplus.

                                                       POLICY OWNERSHIP

 OWNER - While either Insured is alive, You may exercise the      passes to Your estate.  All rights of the owner and the
 rights of ownership.  If the Insureds are joint owners of the    Beneficiary are subject to the rights of:
 Policy, after the first death, the surviving Insured, will be
 the sole owner.  If You die while an Insured is living,          (1)  any assignee of record; and
 ownership will pass to the contingent owner if named. If
 there is no contingent owner, ownership                          (2)  any irrevocable Beneficiary.

                                                             PREMIUMS

 PLANNED PERIODIC PREMIUM - The initial Planned Periodic          GUARANTEED COVERAGE BENEFIT - The Policy can not terminate for
 Premium is shown on the Policy Data Page.  We will send          the period after the Date of Issue as stated on the Policy Data
 Periodic Premium reminders to the Premium Payer for the          Page if on each Monthly Deduction Date within that period the
 amount of the Planned Periodic Premium.  You may request a       sum of Premiums paid from the Date of Issue to the Monthly
 change in the method or frequency of payment or the amount of    Deduction Date equals or exceeds:
 Planned Periodic Premium:
                                                                  (1)  the sum of the Guaranteed Coverage Premium for each month
 (1)  while either Insured is alive; and                          from the start of the period to the Monthly Deduction Date, including the current month, plus;
 (2)  before the younger Insured's 100th birthday.
                                                                  (2)  any partial surrenders and any Policy Debt incurred since
 No request for a change in the Planned Periodic Premium will     the start of the period.
 be effective without Our consent.  The actual amount, timing
 and frequency of premium payments will affect the                The Guaranteed Coverage Premium will be increased if a benefit
 Accumulation Value, and the amount and duration of the           rider is added or increased during the period.  If the Specified
 insurance coverage.                                              Amount is increased during the period, a new Guaranteed Coverage
                                                                  Premium will be calculated.  Increases in Specified Amount or
 If the total premiums paid on this Policy should exceed the      rider changes made after the period will not have a guaranteed
 limitations of the Internal Revenue Code, We will return the     coverage benefit.
 excess premiums to You within the time permitted by law.
 Premium payments that result in an increase in the net amount    ALLOCATION OF PREMIUMS - We will initially allocate any premium
 at risk under the Policy may, at Our discretion, require         received on or before the Date of Issue or within fifteen days
 evidence of insurability.                                        after the Date of Issue, to the money market subaccount.

 UNSCHEDULED ADDITIONAL PREMIUMS -  You may pay additional        Upon expiration of fifteen days from the Date of Issue the
 premiums before the younger Insured's 100th birthday.            Accumulation Value in the money market subaccount will be
 However, We reserve the right to limit the number and amount     automatically transferred to the other subaccounts in accordance
 of any unscheduled additional premiums paid on this Policy.      with Your Net Premium allocation percentages for the subaccounts
 If the total premiums paid exceed the limitations of the         of the fixed account as the case may be.
 Internal Revenue Code, We will return the excess premiums to
 You within the time permitted by law.  Unscheduled additional    Net Premium payments will be allocated upon receipt by Us among
 premiums are subject to surrender penalties.                     the subsequent subaccounts and fixed account as shown on the
                                                                  Policy Data Page.  You may change the allocation for Net Premium
 PREMIUMS PAYABLE - Premiums are payable at the Home Office, or   payments by sending Us a written request to do so.
 to Our authorized agent in exchange for an official receipt.
 The president or secretary will sign the receipt.  The agent will countersign it.

                                       4

Form SVUL
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
                                                           DEATH BENEFIT

 DEATH BENEFIT - Subject to the provisions of this Policy, the    OPTION B.  The Death Benefit at any time before the youngest
 proceeds at death of both Insureds will depend on whether        Insured's 100th birthday shall equal the greater of (1) or (2)
 Death Benefit Option A or B is in effect.  Death Benefit         where:
 Options A and B are as follows:
                                                                  (1)  is the Specified Amount plus the Accumulation Value; and
 OPTION A.  The Death Benefit at any time before the youngest
 Insured's 100th birthday shall equal the greater of (1) or       (2)  is the Accumulation Value at the end of the valuation
 (2) where:                                                       period that includes the date of death multiplied by a corridor percentage that varies with the attained age of the younger
 (1)  is the Specified Amount; and                                Insured.  If the younger Insured's attained age is 40 or under, the percentage is 250% of the Accumulation Value.  As the
 (2)  is the Accumulation Value at the end of the valuation       younger Insured's attained age increases the percentage
 period that includes the date of death multiplied by a           decreases in accordance with the Table of Accumulation Value
 corridor percentage that varies with the attained age of the     Corridor Percentages below.
 younger Insured.  If the younger Insured's attained age is 40
 or under, the percentage is 250% of the Accumulation Value.      After the youngest Insured's 100th birthday, the Death Benefit
 As the younger Insured's attained age increases the              under Option A or B will be the Surrender Value.  The Policy may
 percentage decreases, in accordance with the Table of            not qualify as life insurance after the youngest Insured's
 Accumulation Value Corridor Percentages below.                   attained age 100.  The Policy may be subject to tax consequences and a tax advisor should be consulted.

                                          TABLE OF ACCUMULATION VALUE CORRIDOR PERCENTAGES

IF THE YOUNGER INSURED'S AGE LAST                                 THEN, THE APPLICABLE PERCENTAGE SHALL DECREASE BY AN INTERPOLATED
BIRTHDAY AT THE BEGINNING OF THE                                  AMOUNT FOR EACH FULL YEAR:
POLICY YEAR IS:

MORE THAN:                                           BUT NOT      FROM:                                                       TO:
                                                     MORE THAN:
0..........................................................40     250.........................................................250
40.........................................................45     250.........................................................215
45.........................................................50     215.........................................................185
50.........................................................55     185.........................................................150
55.........................................................60     150.........................................................130
60.........................................................65     130.........................................................120
65.........................................................70     120.........................................................115
70.........................................................75     115.........................................................105
75.........................................................90     105.........................................................105
90.........................................................95     105.........................................................100

 CHANGE IN DEATH BENEFIT OPTION - You may request a change from   request, by Us, subject to the following:
 Death Benefit Option A to B or vice versa.  This change
 request must be in writing, accompanied by this Policy, and      (1)  if the change is from Option A to Option B, the Specified
 will require Our consent.  This change will be effective on           Amount after the change shall be the Specified Amount prior
 the Monthly Deduction Date  that  coincides with or next              to the change minus the Accumulation Value on the date of
 follows  receipt of  such                                             change; or

Form SVUL

 2) if the change is from Option B to Option A, the Specified     (c)  finally, against the Specified Amount provided under the
    Amount after the change shall be the Specified Amount prior   Application at time of Issue;
    to the change plus the Accumulation Value on the date of
    change.                                                       We will not allow a decrease that causes the Policy to violate premium limitations required by federal tax law or which results
 No change in Death Benefit Option shall be effective unless We   in a Specified Amount after the reduction which is less than the
 have endorsed the change on this Policy.  A change in Death      minimum Specified Amount stated on the Policy Data Page.
 Benefit Option may result in a change in the amount of the
 Monthly Deduction beginning on the Monthly Deduction Date        If there is a decrease in Specified Amount, We will deduct a pro
 when the change is made.  The application of a change in         rated surrender charge from the Accumulation Value. Such
 Death Benefit Option may also result in a surrender charge       deduction will be the sum of surrender charges computed
 when the Specified Amount is decreased, and may also result      separately for each increase in Specified Amount beginning with
 in a new surrender charge and Guaranteed Coverage Premium        the most recent increase.
 when the Specified Amount is increased.

 CHANGE IN SPECIFIED AMOUNT - At any time that this Policy is      2)  any increase will become effective on the Monthly Deduction
 in effect, You may request an increase or decrease of the             Date that coincides with or next follows the date of Our
 Specified Amount of the Policy.  This request must be in              approval of the increase. You must provide Us with
 writing, accompanied by this Policy, and will require Our             satisfactory proof that both of the Insureds are then alive
 consent.  This change will be subject to the following                and insurable for the increased amount requested.
 conditions:
                                                                  No change in the Specified Amount shall be effective unless We
 (1) any decrease will become effective on the Monthly            have endorsed the change on this Policy.  A change in the
     Deduction Date that falls on or next follows the date the    specified Amount may result in a change in the amount of the
     request is received.  Any decrease shall reduce the          Monthly Deduction beginning on the Monthly Deduction Date when
     Specified Amount in the following order:                     the change is made.  Each increase in the Specified Amount will result in an additional surrender charge schedule.  A reduction
     (a) first, against the Specified Amount provided by the      in the Specified Amount, may result in a change in risk class of
         most recent increase;                                    either Insured, if the original risk class is not available at the reduced Specified Amount.
     (b) next, against any other increases in reverse order;
         and

                                                        PROCEEDS TO BE PAID

 PROCEEDS - The proceeds payable on the death of the last         Policy is subject to any adjustments provided in the
 Insured to die shall be provided by the Death Benefit in         Misstatement of Age or Sex, Incontestability, and Suicide
 effect on the date of death of the last Insured, less any        provisions.
 Policy Debt.  The Death Benefit payable on the death of any
 person insured by rider shall be as provided in the rider.       PAYMENT OF PROCEEDS - Proceeds may be paid in one sum or under
 The proceeds at surrender shall be the Surrender Value.  Any     the settlement options provision of the Policy.
 proceeds  payable  under  the  terms  of  this

                                                          POLICY ACCOUNTS

 AMERICAN NATIONAL FIXED ACCOUNT - You may elect to allocate      guarantee that the part of the Accumulation Value in the fixed
 all or a part of premiums paid or to transfer all or a part      account will accrue interest daily at an annual interest rate
 of the Accumulation Value under the Policy to the fixed          that We will declare periodically.  The declared rate will not
 account.  Such amounts allocated or transferred become part      be less than 3% per year, compounded daily.
 of Our General Account, which consists of all assets owned by
 Us other than those in Our various separate accounts. Subject    AMERICAN NATIONAL VARIABLE LIFE SEPARATE ACCOUNT - The variable
 to applicable law, We have sole discretion over the              benefits under this policy are provided  through  investments in
 investment of the assets of the fixed account and You do not     the  American  National
 share in the investment   experience  of   those  assets.
 Instead,  We

                                       6

Form SVUL

 Variable Life Separate Account.  We established the American     This transfer is without charge.  The maximum amount that may be
 National Variable Life Separate Account as a separate account    transferred from the fixed account to the subaccounts is the
 to support variable universal life insurance contracts.          greater of:  (a)  25% of the amount in the fixed account or  (b)
                                                                  $1,000.  Such transfer requests received prior to the Policy
 We own the assets of the American National Variable Life         anniversary will be effected at the end of the valuation period
 Separate Account.  Assets of the American National Variable      during which the Policy anniversary occurs.  Transfer requests
 Life Separate Account will not be charged with liabilities of    received within the thirty-day period beginning on the Policy
 Our general account or any other separate accounts. We may       anniversary will be effected as of the end of the valuation
 transfer to the General Account any assets that exceed the       period in which a proper transfer request is received by Us.
 reserves and other liabilities of the American National
 Variable Life Separate Account.  The American National           ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENT - We have the
 Variable Life Separate Account is registered with the            right, subject to applicable law, to make additions to,
 Securities and Exchange Commission as a unit investment trust    deletions from, or substitutions for the shares that are held by
 under the Investment Company Act of 1940.  It is also subject    the American National Variable Life Separate Account or that the
 to the laws of the State of Texas.                               American National Variable Life Separate Account may purchase.

                                                                  We reserve the right to redeem the shares of any of the series
SUBACCOUNTS - The American National Variable Life Separate        of funds.  We reserve the right to substitute shares of another
 Account has multiple subaccounts.  Each subaccount represents    series of funds or of another open-end management investment
 a separate investment portfolio of a fund.  Each subaccount      company if the shares of the series are no longer available for
 will invest exclusively in shares of Our available funds.        investment.  We reserve the right to redeem shares of a series
 Only the elected subaccounts of the American National            if further investment in the series should become inappropriate
 Variable Life Separate Account are shown on the Policy Data      in view of the purposes of the American National Variable Life
 Page.                                                            Separate Account.  We will not substitute any shares
                                                                  attributable to Your interest in a subaccount of the American
                                                                  National Variable Life Separate Account without notice to You
You will share only in the income, gains and losses of the        and prior approval of the Securities and Exchange Commission, to
 particular subaccounts to which premium payments have been       the extent required by the Investment Company Act of 1940.  We
 allocated or Accumulation Value has been transferred.  We        have the right to establish additional subaccounts of the
 will value the assets of each subaccount of the American         American National Variable Life Separate Account, each of which
 National Variable Life Separate Account at the end of each       would invest only in a new and corresponding series of funds or
 valuation period.  A valuation period is the period              in shares of another open-end management investment company.
 commencing at the close of regular trading on the New York
 Stock Exchange on one valuation date and ending at the close     We also have the right to eliminate existing subaccounts of the
 of regular trading on the New York Stock Exchange on the next    American National Variable Life Separate Account.  In the event
 succeeding valuation date.  A valuation date is each day on      of any substitution or change, We may, by appropriate
 which the New York Stock Exchange and American National are      endorsement, make such changes in the Policy as may be necessary
 open for trading.                                                or appropriate.

TRANSFERS - At any time that this Policy is in effect, You may    We also have the right, where permitted by law:
 transfer all or a portion of the amounts from one subaccount
 to another subaccount or to the fixed account.  The minimum      (1)  to operate the American National Variable Life Separate
 amount that may be transferred is $250 or the balance in the          Account as a management company under the Investment Company
 subaccount, if less.  You may make 12 transfers each Policy           Act of 1940;
 Year without charge.  The charge for each additional transfer
 during the Policy Year is $10.                                   (2)  to de-register the American National Variable Life Separate
                                                                       Account under the Act if registration is no longer required;
Transfers from the fixed account to the subaccounts are                and
 permitted  only  once each Policy Year and only during the       (3)  to combine the American National Variable Life Separate
 thirty day period beginning on the Policy  anniversary.               Account with other separate accounts.

                                       7
Form SVUL
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
                                                        ACCUMULATION VALUE

ACCUMULATION VALUE - On each valuation date, the Accumulation     Premiums, Monthly Deductions and partial surrenders, on the
 Value equals:                                                    valuation date.  Because the Accumulation Value is dependent upon a number or variables, including the investment performance
(1) the aggregate of the Accumulation Values attributable to      of the chosen subaccounts, the frequency and amount of premium
    the Policy in each of the subaccounts of the American         payments, transfers, partial surrenders, loans, and charges
    National Variable Life Separate Account on the valuation      assessed in connection with the Policy, the Accumulation Value
    date, which will reflect the investment performance of the    cannot be predetermined.
    chosen subaccounts; plus

                                                                  THE UNIT VALUE - The unit value of each subaccount reflects the
(2) any Accumulation Value held in the general account as         investment performance of that subaccount.  The unit value of
    security for Policy loans; plus                               each subaccount shall be calculated by multiplying the per share net asset value of the corresponding portfolio on the valuation
(3) the fixed account that includes interest paid; plus           date times the number of shares held by the subaccount, after the purchase or redemption of any shares on that date; minus the
(4) any Net Premium to be processed on that valuation date;       daily asset charge as stated on the Policy Data Page;  and
    less                                                          dividing the result by the total number of units held in the subaccount on the valuation date, after any transfers among
(5) any partial surrenders plus applicable charges, to be         subaccounts, or the fixed account (and deduction of transfer
    processed on that valuation date; less                        charges), but before any other Policy transactions.

(6) any Monthly Deduction to be processed on that valuation       FIXED ACCOUNT ACCUMULATION VALUE - The fixed account
    date.                                                         Accumulation Value on any Monthly Deduction Date shall be the sum of (1), (2), (3), and (4), less the sum of (5), (6), and (7)
The entire investment risk of the American National Variable      where:

 Life Separate Account is borne by You.  We do not guarantee
 minimum Accumulation Value.  On the Date of Issue or, if         (1)  is the fixed account Accumulation Value on the immediately
 later, the date the first premium is received, the                    preceding Monthly Deduction Date;

 Accumulation Value is the Net Premium less the Monthly
 Deduction for the first Policy month.  All values equal or       (2)  is one month's interest on (1);
 exceed those required by law.  Detailed explanations of
 methods of calculations are on file with appropriate             (3)  are all Net Premiums received and allocated to the fixed
 regulatory authorities.                                               account since the immediately preceding Monthly Deduction
                                                                       Date and any value transferred into the fixed account sincet
SEPARATE ACCOUNT ACCUMULATION VALUE - The Accumulation Value           the immediately preceding Monthly Deduction Date;
 attributable to the Policy in the subaccounts of the American
 National Variable Life Separate Account will vary daily with     (4)  is interest accumulated on (3) from the date of receipt of
 the performance of the subaccounts in which You have an               the Net Premium allocated to the fixed account or the date
 Accumulation Value, any Net Premiums paid, transfers, partial         any value was transferred into the fixed account to the
 surrenders, and charges assessed.  There is no guaranteed             Monthly Deduction Date;
 minimum Surrender Value on this separate account Accumulation
 Value.                                                           (5)  is the sum of any partial surrenders from the fixed account since the immediately preceding Monthly Deduction Date, and
On each valuation date, the Accumulation Value in each                 applicable surrender charges plus accumulated interest on
 subaccount is determined by multiplying the subaccount unit           such surrenders and charges;
 value by the number of units allocated to the Policy.  In
 computing the Accumulation Value, the number of subaccount       (6)  is any value transferred out of the fixed account since the
 units allocated to the Policy is determined after  any                immediately preceding Monthly Deduction Date plus accumulated
 transfers  among  subaccounts,  or to the fixed account (and          interest on such transfers; and
 deduction of transfer charges), but before any  other  Policy
 transactions,   such  as  receipt  of  Net                       (7)  is the fixed account's allocation of the Monthly Deduction.



































                                       8
Form SVUL

 The fixed account Accumulation Value on any date other than a    will be allocated among the subaccounts and the fixed account in
 Monthly Deduction Date, hereinafter referred to as the           the same proportion as the Accumulation Value in each bears to
 valuation date, shall be the sum of (1), (2), (3), and (4),      the total on that date.
 less (5) and (6), where:
                                                                  PREMIUM CHARGE, MONTHLY FEE, MONTHLY EXPENSE CHARGE AND DAILY
 (1)  is the fixed account Accumulation Value on the Monthly      ASSET CHARGE - We reserve the right to reduce or increase the
 Deduction Date immediately preceding the valuation date;         premium charge and/or the monthly fee and/or the monthly expense charge and/or the daily asset charge after the first Policy
 (2)  is interest on (1) accumulated to the valuation date;       Year.  We will give you written notice before the new premium charge and/or monthly fee and/or monthly expense charge and/or
 (3)  are all Net Premiums received and allocated into the        the daily asset charge is effective.  We will not reduce or
 fixed account prior to the current date but since the            increase the premium charge and/or monthly fee and/or monthly
 immediately preceding Monthly Deduction Date and any value       expense charge and/or daily asset charge more often than once
 transferred to the fixed account since the immediately           each Policy Year.  The current and guaranteed maximum premium
 preceding Monthly Deduction Date;                                charge, guaranteed maximum monthly fee,  guaranteed maximum expense charge and guaranteed maximum daily asset charge are
 (4)  is interest accumulated on (3) from the date of receipt     listed on the Policy Data Page.
 of the Net Premium allocated to the fixed account or the date
 any value was transferred into the fixed account to the          Any change in premium charge and/or monthly fee and/or monthly
 valuation date;                                                  expense charge and/or daily asset charge will be on a uniform basis for all Insureds of this plan for the same Specified
 (5)  is the sum of any partial surrenders from the fixed         Amount and that have been in force for the same amount of time.
 account, which occurred prior to the current date but since      A change in health or other risk factors after the Date of Issue
 the Monthly Deduction Date immediately preceding the             will not affect any change in premium charges and/or monthly
 valuation date, and applicable surrender charges plus            fees and/or monthly expense charges and/or daily asset charges.

 accumulated interest on such surrenders and charges; and         COST OF INSURANCE - The Cost of Insurance is determined on a monthly basis.  The monthly Cost of Insurance is equal to the
 (6)  is any value transferred out of the fixed account since     Net Amount At Risk multiplied by the monthly Cost of Insurance
 the immediately preceding Monthly Deduction Date plus            Rate.  The monthly Cost of Insurance Rate is described in the
 accumulated interest on such transfers.                          Cost of Insurance Rate provision.

 The guaranteed interest rate applied in the calculation of the   COST OF INSURANCE RATE - We will determine the Cost of Insurance
 fixed account Accumulation Value and Accumulation  Value held    Rate separately for the portion of the Specified Amount
 in the general account as security for Policy loans is 3% per    attributable to the original issue of the Policy and for each
 year, compounded daily.  Fixed account Accumulation Values       portion attributable to any subsequent increase in the Specified
 may earn interest at a higher rate.                              Amount.

 MONTHLY DEDUCTION - The Monthly Deduction shall be calculated    The Policy Data Page shows the maximum monthly Cost of Insurance
 as the sum of (1), (2), (3) and (4), where:                      Rates We can use for the portion of the Specified Amount
 (1)  the cost of additional benefits provided by rider;          attributable to the original issue of the Policy.  We will provide supplements to the Policy Data Page that show the
 (2)  the monthly expense fee shown on the Policy Data Page;      maximum monthly Cost of Insurance Rates for any portions of the
                                                                  Specified Amount attributable to any subsequent increase.
 (3)  the monthly expense charge shown on the Policy Data Page;
      and                                                         We can use Cost of Insurance Rates that are lower than the maximum rates.  We can change the rates We are using at any time
 (4)  the Cost of Insurance.                                      for any reason subject to the maximum rates described above.

 The monthly expense charge schedule will change whenever the Specified Amount of the Policy is changed. The charges after a change of Specified Amount will be shown on a new Policy
 Data Page issued at the time of the change in Specified
 Amount.  The Monthly Deduction



                                       9
Form SVUL

The Cost of Insurance Rate We use for each portion of the         coverage provided by the Policy and any riders that terminate as
 Specified Amount depends, among other things, on:                of the date of surrender.  We reserve the right to defer up to six months the payment of any portion of Surrender Value
(1)  both Insured's sexes;                                        attributable to the fixed account.  The surrender charge for
(2)  both Insured's risk classifications which apply for that     this Policy at the Date of Issue and for any increase in
     portion of the Specified Amount;                             Specified Amount at a later date does not include charges for
(3)  the Insured's ages at their last birthdays when that         any riders.  The surrender charge varies by Policy Year
     portion of the Specified Amount took effect;                 according to the schedule listed on the Policy Data Page.  The
(4)  how  many years that portion of the Specified Amount has     amount of Surrender Charge can not exceed $60 per $1,000 of
     been in effect; and                                          Specified Amount.
(5)  the state or territory, or other jurisdiction, where the
     Policy was delivered.                                        PARTIAL SURRENDER - You may make a written request for partial surrenders of any amount less than the Surrender Value minus an
 The guaranteed maximum rates are based on a combination of       amount sufficient to cover Monthly Deductions for two months.
 1980 Commissioner's Standard Ordinary Male and Female, Smoker    The minimum amount of any partial surrender is $100.  When a
 and Nonsmoker Mortality Tables.                                  partial surrender is made the Accumulation Value will be reduced by the sum of:
 For the portion of the Specified Amount attributable to the
 original issue of the Policy, attained age means the             (1)  the Proceeds of the partial surrender;
 Insureds' ages at the beginning of each Policy Year.  For        (2)  a $25 partial surrender fee, and;
 each portion of the Specified Amount attributable to any         (3)  a partial surrender charge, which is a pro rata portion of
 subsequent increase, attained age means the Insureds' ages at    any surrender charge that would be assessed in the event of a
 the beginning of each year measured from the date the            full surrender.
 increase took effect.
                                                                  This amount will be deducted from the Accumulation Value, and
 CONTINUATION OF INSURANCE - Insurance coverage under this        values in connection therewith determined, at the end of the
 Policy and any benefits provided by rider will be continued      valuation period during which the request is received.  Unless
 until the Surrender Value will not cover the Monthly             You request otherwise, We will allocate partial surrenders to
 Deduction or Policy Debt exceeds Accumulation Value less any     the fixed account and subaccounts in proportion to the
 surrender charge. Insurance coverage may also be continued       Accumulation Value in the fixed account and in each subaccount
 during the period specified on the Policy Data Page, under       prior to the partial surrender.
 the requirements of the guaranteed coverage benefit provision.
                                                                  If Death Benefit Option A is in effect, the Specified Amount
 FULL SURRENDER AND SURRENDER VALUE - This Policy may be          will also be reduced by this same amount.
 surrendered at any time during the lifetime of one or both
 Insureds by written request and submission of this Policy by     In most cases, We will pay the partial surrender amount to You
 You to Us.  The Surrender Value of the Policy will be the        within seven days after We receive Your Written Request.  We
 Accumulation Value on the date of surrender less any Policy      reserve the right to defer the payment of any Surrender Value
 Debt and any surrender charges.   If this Policy is fully        for up to six months that does not depend on the investment
 surrendered,  all  insurance                                     performance of the separate account.

                                                           POLICY LOANS

 POLICY LOAN - You may request a Policy loan at any time while    available after the seventh Policy year.  Determination of
 Your Policy is in force.  The maximum amount You  may  borrow    whether a loan is preferred occurs at the time the loan is made.
 is the maximum Policy loan amount set forth  on  the  Policy     Subject to the maximum Policy loan amount, the amount  available
 Data  Page.  Preferred loans are                                 as a preferred loan is equal to the

                                       10
Form SVUL

 Accumulation Value less Policy Debt and less premiums paid,      the Policy Debt, if less. Interest on Policy loans is charged at
 adjusted by partial surrenders.  The minimum amount You may      an annual rate of 5%, 3% on preferred loans.  Interest not paid
 borrow is $100 if that amount is available for loan.  The        when due is added to the amount of the Policy loan and will bear
 Policy is the sole security for the loan.  Loan interest is      interest at the same rate.  When interest is not paid when due,
 due on each Policy anniversary date or when the loan is paid     Accumulation Value will be transferred from the subaccounts and
 back if that occurs first.  In most cases, We will pay the       the fixed account to the general account to secure indebtedness.
 loan amount to You within seven days after We receive Your       This deduction will be allocated among the subaccounts and the
 request for the loan in Our Home Office.  We reserve the         fixed account as described above for the funding of Policy
 right to defer the payment of any loan for up to six months      loans.  Whenever the Policy Debt exceeds the Accumulation Value
 that does not depend on the investment performance of the        less any surrender charge, the grace period provision will apply.
 separate account.

 When a loan is made, Accumulation Value in each subaccount and   DEFERMENT OF PAYMENTS AND EMERGENCY PROCEDURE - Payment of any
 the fixed account equal to the portion of the loan allocated     amount upon full surrender, partial surrender, Policy loans,
 to the subaccount and the fixed account will be transferred      benefits payable at death,  and transfers,  which  require
 into the general account.  Unless You request otherwise, the     valuation of a subaccount, may be postponed whenever:
 Accumulation Value transferred out will be deducted from the
 fixed account and subaccounts in proportion to the               (1)  the New York Stock Exchange is closed other than customary
 Accumulation Value in the fixed account and in each                   week-end and holiday closings, or trading on the New York
 subaccount prior the loan.  The value held in the general             Stock Exchange is restricted as determined by the Securities
 account to secure Policy loans will earn interest at an               and Exchange Commission;
 annual rate of 3.0% credited on the Policy anniversary.  This
 interest will be allocated to the subaccounts and the fixed      (2)  the Securities and Exchange Commission by order permits
 account in the same proportion that premiums are being                postponement for Your protection; or
 allocated to those subaccounts and the fixed account at that
 time.  When a Policy Debt repayment is made, Accumulation        (3)  an emergency exists, as determined by the Securities and
 Value in the general account equal to the loan repayment will         Exchange Commission, as a result of which disposal of
 be transferred to the fixed account and subaccounts.  Such            securities is not reasonably practicable or it is not
 transfer will be allocated among the subaccounts and the              reasonably practicable to determine the value of the
 fixed account using the same percentages used to allocate             Accumulation Value of a subaccount.
 premiums at the time of repayment.  Each repayment may not be less  than $10 or the full amount of

                                                       TERMINATION OF COVERAGE

 TERMINATION OF COVERAGE - The Policy coverage will terminate     insureds are alive.  At the time of the reinstatement request,
 on the first to occur of:                                        all these conditions must be met:
                                                                  (1) the reinstatement must be within 5 years of the date
 (1)  the death of the last Insured to die;                           coverage has terminated;
 (2)  suicide of either Insured during the first two policy       (2) You must not have surrendered the Policy for its Surrender
      years;                                                          Value;
 (3)  expiration of the Grace Period; or                          (3) You must provide Us any facts needed to satisfy Us that
 (4)  written request for full surrender and submission, of           both Insureds are then insurable for this Policy, at the same
      this Policy for its Surrender Value.                            classification as on the Date of Issue;
                                                                  (4) You must pay a premium sufficient to keep the Policy in
 REINSTATEMENT - We may reinstate this Policy after coverage          force for two months after the date of reinstatement;
 provided by it has terminated provided that both

                                       11
Form SVUL

(5) any Policy Debt must be restored or paid back with            The interest rate for reinstatement of Policy Debt will be 6%
    compound interest;                                            per year.  If the Policy Debt with interest would exceed the
(6) the surrender charge schedule will be restored as of the      Surrender Value of the reinstated Policy, the excess must be
    Date of Issue; and                                            paid before reinstatement.
(7) You must pay all Monthly Deductions that were not paid
    during the grace period.                                      The reinstatement will be effective upon Home Office approval on the next Monthly Deduction Date.

                                                        GENERAL PROVISIONS

 CONTRACT AND REPRESENTATIONS - This Policy, any endorsements,    assignee on record at Our Home Office.  The grace period will
 and the Application, if attached on the Date of Issue, or on     end 61 days after the notice is mailed.  Failure to pay the
 the effective date of any increase, form the entire contract.    required premium within the grace period will cause the Policy
 All statements in the Application, in the absence of fraud,      to terminate.  However, a termination will not occur if the
 will be deemed representations and not warranties.  No           Policy is being continued under the guaranteed coverage benefit
 statement will be used to contest the Policy or be used in       provision.  If the surviving Insured dies during the grace
 defense of a claim under it unless:                              period, any overdue Monthly Deductions and Policy Debt will be deducted from the Death Benefit proceeds.
 (1) it is contained in the written Application; and

 (2) a copy of the Application is attached to the Policy at
     the Date of Issue or at the time an increase occurs.         INCONTESTABILITY - This Policy will be incontestable after it has been in force during both Insureds' lifetimes for 2 years
EFFECTIVE DATE - The Policy takes effect on the Date of Issue     from the Date of Issue except for nonpayment of premium and
 shown on the Data Page upon:                                     except as to any provision or condition relating to disability benefits or additional benefits for accidental death.  Any
(1) payment of the first premium as shown on the Policy Data      increase in coverage, addition of a rider after the Policy's
    Page; and                                                     Date of Issue, or any reinstatement shall be incontestable, after it has been in force during both Insureds' lifetimes for 2
(2) policy delivery during both Insureds' lifetimes and while     years after its  effective date.  The basis of contest by Us of
    they are in good health.                                      the Policy events to which this paragraph applies shall only be the material misstatements in the Application or Reinstatement
 Any increase in Specified Amount, addition of a benefit rider,   Application for such Policy event.
 or reinstatement of coverage will take effect on the Monthly
 Deduction Date which coincides with or next follows the date
 We approve an Application for such change or for                 SUICIDE - If either Insured, whether sane or insane, dies from
 reinstatement of this Policy.  Policy Years, anniversaries,      suicide within 2 years from the Date of Issue, this Policy will
 and months are measured from the Date of Issue.                  terminate.  We are liable only for return of any premium
                                                                  received less any Policy Debt or partial surrenders.  The
 GRACE PERIOD - A grace period is granted for the payment of a    provisions of this paragraph shall apply to any increase in
 premium sufficient to cover the Monthly Deduction if the         coverage, or a reinstatement.  For two years following the
 Surrender Value is insufficient or the excess of Policy Debt     effective date of such increase this increase will terminate on
 over Accumulation Value less any surrender charge. The grace     the death by suicide of either insured.  We shall be liable only
 period begins on the date the Surrender Value is insufficient    for the return of the cost of insurance and expenses, if any,
 to cover the monthly Deduction or the date Policy Debt           which result from such increase.  For two years following the
 exceeds Accumulation Value less any surrender charge.  We        effective date of a reinstatement We shall be liable only for
 will mail notice of the grace period and of the required         the return of premiums paid less any Policy Debt and partial
 premium payment to You  and to  any                              surrenders if either Insured dies by suicide.

                                       12
Form SVUL

 MISSTATEMENT OF AGE OR SEX - If there is a misstatement of age   If for any reason a pre-authorized check is not honored when
 or sex of any Insured of this Policy, the Death Benefit shall    presented for payment:
 be that which could have been purchased by the most recent
 Cost of Insurance deduction at the correct age or sex.           (a) the premium represented by the dishonored check will not have been paid;
 ASSIGNMENT - No assignment will bind Us until recorded at Our
 Home Office.  We are not obliged to see that an assignment is    (b) We will not present any further pre-authorized checks for
 valid or sufficient.  Any claim by an assignee is subject to         payment; and
 proof of the validity and extent of the assignee's interest
 in the Policy.                                                   (c) We will discontinue this method of premium payment.

 POWER TO MODIFY - Only Our President, a Vice President, or       (2) Salary Deduction Method.  Under the salary deduction
 Secretary has the power to:                                          method, the Premium Payer's employer deducts premiums equal to
 (1)  change this Policy;                                             the Planned Periodic Premium from his salary.  There must be a salary deduction agreement in effect between the Premium
 (2)  extend the time for payment of premiums; or                     Payer's employer and Us.  It is the responsibility of the
                                                                      Premium Payer's employer to send the premium directly to Us.
 (3)  waive any Policy provisions.                                    If the Premium Payer's employer fails to send the premium
                                                                      to Us:
 Any change in the Policy will be by endorsement signed by one    (a) the premium will not have been paid; and
 of the above-named officers.
                                                                  (b) We will discontinue this method of premium payment.
 ANNUAL REPORT - We will send You and any assignee of record a
 report at least once a year.  This report will show current      The Premium Payer or we can choose to stop either the
 information about the policy.                                    pre-authorized check method or the salary deduction method by giving the other party 30 days prior written notice.
 METHODS OF PREMIUM PAYMENT - Either the pre-authorized check
 method or the salary deduction method may be selected to pay     If either premium method is stopped for any reason, the future
 the Planned Periodic Premium.  Payments of the Planned           premiums will be paid:
 Periodic Premium by one of the above methods of premium
 payment are subject to the following:                            (1) by direct payment to Us; or
 (1) Pre-authorized Check Method.  Under this method We will
     present a pre-authorized check:                              (2) by either premium method if the method is restored by Us.
 (a) in the amount of the Planned Periodic Premium;
 (b) to a bank acceptable to both the Premium Payer and Us; and
 (c) with the understanding that such pre-authorized check is accepted subject to its being honored when presented for
     payment.

                                                      BENEFICIARY INFORMATION

 BENEFICIARY INTEREST - Beneficiaries will be designated as       (2) surviving class members will share equally that portion of
 first, second, third, and so on.  A Beneficiary or class of          the Death Benefit to which deceased or disqualified class
 Beneficiaries will receive the Death Benefit in that order.          members would have been entitled; or
 All relationships are in reference to either Insured.  Unless
 changed by endorsement or written request filed at Our Home      (3) if no Beneficiary survives either Insured, or qualifies,
 Office:                                                              the Death Benefit will be paid to the surviving Insured's
 (1) two or more class members will share the Death Benefit           estate.
     equally;


                                       13
Form SVUL

 A Beneficiary will not share in the Death Benefit if:            (2) written request in a form acceptable to Us is filed at Our
 (1) the Beneficiary dies within 6 days after the surviving           Home Office.
     Insured's death; or
 (2) We have not received proof of both Insureds' death.
                                                                  The change will not take effect until it is recorded at Our Home
 If the Beneficiary is not a natural person, the Beneficiary      Office.  However, once such a change is recorded, the change
 must still exist at the time of the surviving Insured's          will take effect as of the date the request was signed, whether
 death.  All beneficiaries' interests are subject to any          or not the surviving Insured is living on the date the change is
 assignment on record at Our Home Office.                         recorded, subject to any payment made or other action taken by
                                                                  Us before such recording.
 CHANGE OF BENEFICIARY - You may change a Beneficiary if:         The change is subject to:

 (1) either Insured is living; and                                (1)  the rights of an assignee of record; and

                                                                  (2)  the rights of an irrevocable beneficiary.

                                                        SETTLEMENT OPTIONS

 AVAILABILITY OF SETTLEMENT OPTIONS - All or part of any amount   payments will be paid for as long as the payee lives with
 payable in settlement of this policy may be applied to any of    payments certain for a fixed period.  The fixed period may be 10
 the following options.  We will first discharge in a single      years under Table B or 20 years under Table C.  (B) Equal
 sum any liability under an assignment of the policy and any      monthly payments under Table D will be paid for as long as the
 applicable federal, state or other governmental taxes, fees      payee lives with no payments certain; We have no liability upon
 or assessments based or predicated on the premiums payable on    the payee's death.
 this policy which have not otherwise been deducted or offset.
 The remaining amount is the net sum payable.  Other options      OPTION 3.  Payments of a Fixed Amount.  Equal annual,
 can be used if agreed to by Us.  If You have not elected an      semi-annual, quarterly, or monthly payments will be paid.  The
 option before the second Insured's death, the beneficiary can    sum of the payments paid in 1 year must be at least $50.00 for
 choose one.  The minimum amount that We will apply to any        each $1,000.00 applied to this option.  Payments will be paid
 option is $2000.00.                                              until the total of the following amounts is exhausted: (1) the amount applied to this option, plus (2) interest at the
 Any election or change must be written in a form that            effective rate of 2.5% per year.  The final payment will be the
 satisfies Us.  Our consent is required for:                      balance of the amount applied to this option plus interest.  It may be more or less than the other payments.
 (1) any partnership to a corporation, association,
     partnership, or trustee; or                                  OPTION 4.  Interest Payments.  We will hold the amount applied to this option at interest.  Interest will be paid at the
 (2) any change in an elected option.                             effective rate of 2.5% per year.  On interest due dates, the payee may make a withdrawal from the amount held.  If such a
 SETTLEMENT OPTIONS - The tables of settlement options referred   withdrawal occurs, it must be for an amount of at least $100.
 to in this provision are located on pages 15 through 17.         If the amount falls below $2,000.00, We may pay the entire
 These tables illustrate minimum guaranteed monthly payments      amount held to the payee.
 per $1,000.  The options are:
                                                                  OPTION 5.  Payments for Joint and Surviving Spouse Annuity.  The
 OPTION 1.  Payments for a Fixed Period.  Equal payments will     amount applied to this option will be used by Us to pay equal
 be paid for a fixed number of years.  The amount of the          monthly payments to the payee for as long as the payee lives.
 payments will be based on Table A.  Payments will include        Thereafter, We will pay a portion of those monthly payments to
 interest at the effective rate of 2.5% per year.                 the payee's spouse for life, if living.  The payee's spouse must be married to the payee at the time of election.  The monthly
 OPTION 2.  Payments for a Fixed Period and Life There- after.    amount paid to the spouse may not be less than one-half of, nor
 Either (A)  or  (B),  as  follows:   (A)  Equal  monthly         more than the monthly payments paid while  both  spouses  are

                                       14

Form SVUL

 alive. Table E on page 17 shows sample payments based on this    first payment may be postponed for up to 10 years with Our
 option.  If You choose this option and the payee's spouse        consent.  If so, the amount applied to the option will
 dies before the first payment is due: (1) the payee will be      accumulate with a compound interest at the effective rate of
 paid equal monthly payments based on Table D on page 16; or      2.5% per year.  To avoid making payments of less than $20.00
 with Our agreement, You may elect another method of payment      each, We can do either or both of the following:
 to the payee.                                                    (1) change the payments to a quarterly, semi-annual, or annual basis; or
 OPTION 6.  Minimum Payout.  The proceeds will be paid in a       (2) reduce the number of payments.
 series of substantially equal periodic payments (not less
 than annually) for the life (or life expectancy) of the payee    If You elect an option, You can withhold the beneficiary's right
 consistent with the requirements of Section 72(q) (2) (D) of     to assign, encumber, or commute any unpaid amount.
 the Internal Revenue Code of 1986, as amended.
                                                                  Except to the extent permitted by law, unpaid amounts are  not subject to  any claims of a  beneficiary's  creditor.
 BASIS OF CALCULATIONS - The payment amounts illustrated in the   In no case may  payments under  Option 2 be commuted.
 Settlement Option Tables are based on the Annuity 2000
 Mortality Table and 2.5% interest.  The attained age at          At Our option, payments under the other options may be commuted.
 annuitization will be adjusted downward by one year for each     When allowed, the effective interest used to compute the option
 full five year period that has elapsed since January 1, 2000.    plus 1% will be used.  If the payee under Options 1, 2, 3, or 4 dies after payments under the option has started, We will: (1)
 GENERAL PROVISIONS RELATING TO SETTLEMENT OPTIONS - You may      under Options 1 and 2, pay the commuted value of any unpaid
 surrender the policy at or before the commencement of any        payments to the payee's estate; or (2) under Options 3 and 4,
 annuity payment.  The first payment under Option 1, 2, or 3,     pay any balance held by us to the payee's estate.  With Our
 is paid on the date the amount is applied to the option.  The    consent, the option elected may provide for payment in another
 first payment under Option 4 is paid at the end of the first     manner.
 interest period.  The

                                                     SETTLEMENT OPTION TABLES

OPTION 1 - TABLE A
MONTHLY PAYMENTS FOR EACH $1000.00 OF THE NET SUM PAYABLE
Multiply the monthly payment by 2.993 to obtain the quarterly payment, by 5.969 to obtain the semi-annual payment and by 11.868 to obtain the annual payment.

 Years     Amount   Years   Amount   Years   Amount   Years   Amount   Years   Amount
-------------------------------------------------------------------------------------
   1       $84.28       7   $12.95      13    $7.49      19    $5.49      25    $4.46
   2        42.66       8    11.47      14     7.03      20     5.27      26     4.34
   3        28.79       9    10.32      15     6.64      21     5.08      27     4.22
   4        21.86      10     9.39      16     6.30      22     4.90      28     4.12
   5        17.70      11     8.64      17     6.00      23     4.74      29     4.02
   6        14.93      12     8.02      18     5.73      24     4.60      30     3.93
-------------------------------------------------------------------------------------

                                       15
Form SVUL

                                                     SETTLEMENT OPTION TABLES

OPTION 2 - TABLE B, C AND D
MONTHLY PAYMENT FOR LIFE FOR EACH $1,000.00 OF THE NET SUM PAYABLE

Age in years means age of payee on birthday prior to the due date of the first payment. For Tables B and C, multiply the monthly payment by 2.993 to obtain the quarterly payment, by 5.969 to obtain the semi-annual payment, and by 11.868 to obtain the annual payment. For Table D, amounts for payment other than monthly request are available on request.

  AGE              TABLE B          TABLE C         TABLE D             AGE             TABLE B           TABLE C       TABLE D
  IN             Guaranteed       Guaranteed       Life   Only          IN           Guaranteed        Guaranteed     Life  Only
YEARS         Period in Years   Period 20 Years                        YEARS       Period in Years   Period 20 Years
------------------------------------------------------------------------------------------------------------------------------------

MALE               Amount            Amount        Amount             FEMALE          Amount            Amount           Amount
------------------------------------------------------------------------------------------------------------------------------------

 46               $3.53             $3.47             $3.54             46             $3.32             $3.29             $3.33
 47                3.58              3.52              3.60             47              3.37              3.34              3.38
 48                3.64              3.57              3.66             48              3.42              3.38              3.43
 49                3.70              3.62              3.72             49              3.47              3.43              3.49
 50                3.76              3.67              3.79             50              3.53              3.48              3.54
 51                3.83              3.73              3.86             51              3.59              3.53              3.60
 52                3.90              3.79              3.93             52              3.65              3.59              3.66
 53                3.97              3.84              4.01             53              3.71              3.64              3.73
 54                4.05              3.90              4.09             54              3.78              3.70              3.80
 55                4.13              3.97              4.18             55              3.85              3.76              3.87
 56                4.22              4.03              4.27             56              3.92              3.82              3.95
 57                4.31              4.09              4.37             57              4.00              3.88              4.03
 58                4.40              4.16              4.47             58              4.08              3.95              4.12
 59                4.50              4.23              4.58             59              4.17              4.02              4.21
 60                4.61              4.29              4.69             60              4.26              4.09              4.31
 61                4.72              4.36              4.82             61              4.36              4.16              4.41
 62                 .83              4.43              4.95             62              4.46              4.23              4.52
 63                4.95              4.50              5.09             63              4.57              4.31              4.64
 64                5.08              4.56              5.24             64              4.68              4.38              4.77
 65                5.21              4.63              5.40             65              4.80              4.45              4.90
 66                5.35              4.69              5.57             66              4.93              4.53              5.04
 67                5.50              4.75              5.76             67              5.07              4.60              5.20
 68                5.65              4.81              5.95             68              5.21              4.67              5.36
 69                5.80              4.87              6.16             69              5.36              4.74              5.54
 70                5.96              4.92              6.38             70              5.51              4.80              5.73
 71                6.13              4.97              6.62             71              5.68              4.87              5.94
 72                6.30              5.01              6.87             72              5.85              4.92              6.16
 73                6.47              5.05              7.14             73              6.03              4.98              6.40
 74                6.65              5.09              7.42             74              6.22              5.02              6.66
 75                6.82              5.12              7.73             75              6.41              5.07              6.94
 76                7.00              5.15              8.05             76              6.61              5.10              7.24
 77                7.18              5.17              8.40             77              6.81              5.14              7.57
 78                7.36              5.19              8.78             78              7.01              5.16              7.93
 79                7.53              5.21              9.18             79              7.21              5.19              8.31
80**               7.70              5.22              9.61           80**              7.42              5.21              8.73
------------------------------------------------------------------------------------------------------------------------------------

  ** and over
                                       16

Form SVUL


                                                     SETTLEMENT OPTION TABLES

OPTION 5 - TABLE E
JOINT AND SURVIVOR MONTHLY PAYMENT FOR EACH $1000.00 OF NET SUM PAYABLE

Age in years means age of payee on birthday prior to due date of the first payment. Monthly payment amount to the Annuitant with payment to the surviving spouse based on the elected Specified Amount Payment.

------------------------------------------------------------------------------------------------------------------------------------
 AGE             Specified         Specified         Specified          AGE           Specified         Specified         Specified
 IN               Amount            Amount          Amount Full         In             Amount            Amount          Amount Full
YEARS            One-Half         Two-Thirds          Payment          YEARS          One-Half         Two-Thirds        Payment To
                Payment To        Payment To       To Surviving                      Payment To        Payment To         Surviving
                 Surviving         Surviving          Spouse                          Surviving         Surviving          Spouse
                  Spouse            Spouse                                             Spouse            Spouse
------------------------------------------------------------------------------------------------------------------------------------

 55               $4.02             $3.83             $3.50             63             $4.86             $4.57             $4.09
 56                4.10              3.91              3.56             64              4.99              4.69              4.18
 57                4.19              3.98              3.62             65              5.14              4.82              4.28
 58                4.29              4.07              3.69             66              5.30              4.95              4.39
 59                4.39              4.16              3.76             67              5.46              5.10              4.50
 60                4.49              4.25              3.83             68              5.64              5.26              4.62
 61                4.61              4.35              3.91             69              5.83              5.42              4.76
 62                4.73              4.46              4.00             70              6.04              5.60              4.89
------------------------------------------------------------------------------------------------------------------------------------


Amounts shown apply if both payees are the same age. Amounts for payment other than monthly and for other ages are available on request.



                                                        POLICY SPLIT OPTION

 In order to issue separate Policies to each of the Insureds      Policies to be issued; provided that no more than 50% of Death
 the following requirements must be met:  1) Your request and     Benefit may be allocated to one Policy.  The Policies issued in
 surrender of the Policy must be submitted within 180 days        replacement of this Policy will be on substantially the same
 after the Insureds' (who were married to one another at the      terms as the exchanged Policy, with the Surrender Value and the
 effective date) legal divorce or 2) upon a tax law change        amount of any Policy Debt under the exchanged Policy allocated
 which disallows the estate tax marital deduction.  Also, each    between the new Policies in the same percentages as the
 Insured is subject to evidence of insurability satisfactory      Surrender Value.  Premiums for the new Policies will reflect the
 to Us at the time of the split request.    We may require        sex and class of the Insured at the time of original issue.
 proof of the legal divorce.

 At the time of request for the split is made You must specify    This option will terminate when the eldest of the two Insureds
 the manner in which the Surrender Value and Death  Benefit       reaches age 80 or if the Policy terminates.
 are to be allocated between the two


                                       17
Form SVUL


                                SURVIVORSHIP VARIABLE UNIVERSAL LIFE INSURANCE POLICY.  INVESTMENT
                               EXPERIENCE REFLECTED IN SOME VALUES AND BENEFITS.  NONPARTICIPATING.
                                       DEATH BENEFIT PAYABLE AT SECOND DEATH.  NO DIVIDENDS.
                                     FLEXIBLE PREMIUM PAYABLE WHILE EITHER INSURED IS LIVING.

                                                         ALPHABETIC GUIDE

                                                                                                        PAGE
Accumulation Value                                                                                         8
Addition, Deletion, or Substitution of Investment                                                          7
Age at Issue                                                                                       Data Page
Allocation of Premiums                                                                                     4
American National Fixed Account                                                                            6
American National Variable Life Separate Account                                                           6
Annual Report                                                                                             13
Assignment                                                                                                13
Availability of Settlement Options                                                                        14
Basis of Calculations                                                                                     15
Beneficiary                                                                                        Data Page
Beneficiary Interest                                                                                      13
Change in Death Benefit Option                                                                             5
Change in Specified Amount                                                                                 6
Change of Beneficiary                                                                                     14
Contract and Representations                                                                              12
Continuation of Insurance                                                                                 10
Cost of Insurance                                                                                          9
Cost of Insurance Rate                                                                                     9
Date of Issue                                                                                      Data Page
Death Benefit                                                                                              5
Deferment of Payments and Emergency Procedure                                                             11
Effective Date                                                                                            12
Fixed Account Accumulation Value                                                                           8
Full Surrender and Surrender Value                                                                        10
General Provisions for Settlement Options                                                                 15
Grace Period                                                                                              12
Guaranteed Coverage Benefit                                                                                4
Incontestability                                                                                          12
Methods of Premium Payment                                                                                13
Misstatement of Age or Sex                                                                                13
Monthly Deduction                                                                                          9
Owner                                                                                                      4
Partial Surrender                                                                                         10
Payment of Proceeds                                                                                        6
Premium Charge, Monthly Fee and Monthly Expense Charge                                                     9
Planned Periodic Premium                                                                                   4
Policy Data                                                                                        Data Page
Policy Loan                                                                                               10
Policy Split Option                                                                                       17
Power to Modify                                                                                           13
Premiums Payable                                                                                           4
Proceeds                                                                                                   6
Separate Account Accumulation Value                                                                        8
Reinstatement                                                                                             11
Settlement Options                                                                                        14
Specified Amount                                                                                   Data Page
Subaccounts                                                                                                7
Suicide                                                                                                   12
Termination of Coverage                                                                                   11
Transfers                                                                                                  7
Unit Value                                                                                                 8
Unscheduled Additional Premiums                                                                            4

                                       18
Form SVUL

                      AMERICAN NATIONAL INSURANCE COMPANY

                                ONE MOODY PLAZA

                               GALVESTON, TEXAS


                      FIRST DEATH WAIVER OF PREMIUM RIDER


This Rider is a part of the Policy to which it is attached (the "Policy"). American National Insurance Company (the "Company") issues it. All terms and provisions of the Policy that apply will be construed to be part of this Rider.

EFFECTIVE DATE. The Effective Date of this Rider will be the Date of Issue of the Policy.

INSUREDS. The Insureds for this Rider are the Policy's Insureds.

BENEFIT. If one Insured dies while this rider is in force, during the First Death Waiver Period, we will waive the First Death Waiver Benefit due on each Monthly Deduction Date, while one Insured is alive, during the Waiver Period.

If the surviving Insured is disabled We will only waive one Waiver Benefit. The First Death Waiver Benefit and Waiver Period are shown on the Data Page.

LIMITATIONS OF COVERAGE. First Death Waiver Benefits will not be granted if the first death occurs:

   (1)  while the Policy is not in force;

   (2)  after the Policy lapses;

   (3) after the First Death Waiver Period has expired.

If more than one Waiver of Premium Benefit becomes payable, only the largest benefit amount will be waived.

TERMINATION. This Rider will terminate on the first to occur of:

   (1) the date the Grace Period for the Policy expires;

   (2) the date the Policy matures, expires, or is surrendered; or

   (3) at the end of the First Death Waiver Period.

At Your written request, the Company will terminate this Rider. You must return the Policy to Us for endorsement. This Rider will terminate on the Monthly Deduction Date that coincides with or next follows the receipt, at Our Home Office, of the request to terminate this Rider. After the date this Rider terminates, the Cost of Insurance for this Rider's benefit will no longer be included in the Monthly Deduction.

COST OF BENEFIT. The Cost of Insurance for the First Death Waiver Benefit is determined on a monthly basis. The Cost of Insurance for a Policy month is calculated as (a) multiplied by (b) where:

   (a)  is the Monthly Cost of Insurance Rate for the First Death Benefit shown
        on the Policy Data   Page; and

   (b) is the First Death Waiver Benefit divided by 100.

Form SVULFD

The Cost of Insurance Rate for this benefit is based on the sex and rate class of each Insured and the average age of both Insureds. The cost of this benefit will be included in the Monthly Deduction from the Accumulation Value on each Monthly Deduction Date on which this Rider is in force.

Signed for the Company at Galveston, Texas.



       SECRETARY                                                PRESIDENT

                      AMERICAN NATIONAL INSURANCE COMPANY

                                ONE MOODY PLAZA

                               GALVESTON, TEXAS


                SURVIVORSHIP DISABILITY WAIVER OF PREMIUM RIDER


This Rider is a part of the Policy to which it is attached (the "Policy"). American National Insurance Company (the "Company") issues it. All terms and provisions of the Policy that apply will be construed to be part of this Rider.

EFFECTIVE DATE. The Effective Date of this Rider will be the Date of Issue of the Policy.

INSUREDS. The Insureds for this Rider are the Policy's Insureds.

BENEFIT. We will waive the Disability Waiver Benefit due on each Monthly Deduction Date after Total Disability of either Insured begins and while it continues during the Disability Waiver Period. The Company must have received proof to satisfy it that:

   (1) either Insured is totally disabled; and
   (2) the Total Disability has existed for at least 6 consecutive months.

If both Insureds are disabled, We will only waive one Disability Waiver Benefit. The Disability Waiver Benefit and Waiver Period are shown on the Data Page.

TOTAL DISABILITY. "Total Disability" means complete mental or physical incapacity of either Insured caused by bodily injury, disease or condition. It must prevent the Insured from engaging in any gainful employment or occupation for which the Insured is or becomes qualified by reason of education, training, or experience. The permanent:

   (1) loss of the entire sight of both eyes;
   (2) severance of both hands at or above the wrist;
   (3) severance of both feet at or above the ankle; or
   (4) severance of both one hand at or above the wrist and one foot at or above the ankle is considered Total Disability.

WRITTEN NOTICE OF CLAIMS. Our Home Office must receive Your written claim for Waiver of Premium:

   (1) while at least one Insured lives;
   (2) during the Disability Waiver Period;
   (3) while either Insured's Total Disability continues; and
   (4) not later than 1 year after the expiry of the Policy Grace Period,
       unless the Owner can show   that a later claim was made as soon as was
       reasonably possible.

We will not waive a past premium due more than 1 year before We receive the written claim. If Total Disability begins during the Grace Period, a premium sufficient to cover the Monthly Deduction for the Grace Period must be paid to the Company before any premiums will be waived.

PROOF OF TOTAL DISABILITY AND CONTINUANCE.    After receipt of a claim, We can
demand proof that the Total Disability exists and continues, but We cannot do so more often than once a year after 1 year of continuous disability. We may require that a doctor selected by Us make a physical examination of the Insured. We will not waive any premium if the Insured:

   (1) fails to furnish proof of Total Disability within a reasonable time; or
   (2) refuses to be examined.

Form SVULDW

LIMITATIONS OF COVERAGE. Waiver of premium will not be granted if Total Disability begins:

   (1)  while the Policy is not in force;
   (2)  after the Policy lapses;
   (3)  after the Disability Waiver Period has expired.

If more than one Waiver of Premium Benefit becomes payable, only the largest benefit amount will be waived.

RISKS NOT ASSUMED. Waiver of Premium will not be granted if Total Disability existed on or before the Date of Issue of this Rider; or if it is a direct or indirect result of:

   (1) attempted intentional self-destruction or self-mutilation, whether the Insured was sane or insane;
   (2) any act attributed to riot or war, declared or undeclared, whether or not the Insured is in military service;
   (3) the voluntary or involuntary administration, taking, or injection of a drug, sedative, or narcotic unless administered by and taken when and as prescribed by a physician; or
   (4) injury, disease, or infection that existed or occurred before the Date of Issue unless disclosed in the Application for this Rider or disclosed in the application for an increase in Specified Amount while this Rider is in effect.

TERMINATION. This Rider will terminate on the first to occur of:

   (1) the date the Grace Period for the Policy expires;
   (2) the date the Policy matures, expires, or is surrendered; or
   (3) at the end of the Waiver Period.

At Your written request, the Company will terminate this Rider. You must return the Policy to Us for endorsement. This Rider will terminate on the Monthly Deduction Date that coincides with or next follows the receipt, at Our Home Office, of the request to terminate this Rider. After the date this Rider terminates, the Cost of Insurance for this Rider's benefit will no longer be included in the Monthly Deduction.

COST OF BENEFIT. The Cost of Insurance for the Disability Waiver of Premium Benefit is determined on a monthly basis. The Cost of Insurance for a Policy month is calculated as (a) multiplied by (b) where:

   (a)  is the Monthly Cost of Insurance Rate for the Waiver of Premium Benefit
        shown on the Policy   Data Page; and
   (b) is the Disability Waiver of Premium Benefit divided by 100.

The Cost of Insurance Rate for this benefit is based on the sex and rate class of each Insured and the average age of both Insureds. The cost of this benefit will be included in the Monthly Deduction from the Accumulation Value on each Monthly Deduction Date on which this Rider is in force.

Signed for the Company at Galveston, Texas.



       SECRETARY                                        PRESIDENT